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                                                                       Exhibit 5



                                 April 19, 2001




Vector Group Ltd.
100 S.E. Second Street, 32nd Floor
Miami, Florida  33131

RE:      OFFERING OF SHARES PURSUANT TO
         REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         I have acted as counsel to Vector Group Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 5,512,500 shares of its Common Stock, $.10 par value per share (the "Shares"), issuable from time to time upon the exercise of stock options (the "Options") granted or to be granted to employees of the Company and its subsidiaries pursuant to the Company's 1998 Long-Term Incentive Plan (the "Plan").

         In so acting, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (a) the Amended and Restated Certificate of Incorporation and By-Laws of the Company as currently in effect,
(b) the Registration Statement, (c) the Plan pursuant to which the Options were or will be granted, which plan is included as an exhibit to the Registration Statement, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in my judgment are necessary or appropriate for purposes of this opinion.

         Based on the foregoing, I am of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized by the Company and, when issued pursuant to the Plan, will be duly and validly issued and will be fully paid and non-assessable.

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Vector Group Ltd.
April 19, 2001
Page 2


         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                          Very truly yours,



                                          /s/ Richard J. Lampen
                                          --------------------------------------
                                          Richard J. Lampen
                                          Executive Vice President
                                            and Special Counsel

RJL/smg

Enclosure